Exhibit 99.1

Jazz Pharmaceuticals Announces Third Quarter 2026 Financial Results

– Broad commercial execution drives record quarterly revenues of $1.2 billion (+10% YoY) –

– Company raises full year 2026 total revenue guidance –

– Ziihera® launched in HER2+ 1L mGEA –

– Xywav® revenues grew 12% YoY with 425 net patient adds in 3Q26 –

– Closed Actio acquisition, adding ABS-1230 (JZP6979) to rare epilepsy portfolio –

DUBLIN, November 2, 2026 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the third quarter of 2026 (3Q26).

"Our third-quarter performance reflects sustained execution across the business and gives us confidence to raise our full-year total revenue guidance," said Renee Gala, president and chief executive officer of Jazz Pharmaceuticals. "At the same time, we continue to strengthen the drivers of our future growth, with the approval and rapid launch of Ziihera in first-line HER2-positive GEA and the acquisition of Actio, which adds ABS-1230 and deepens our pipeline in rare, refractory epilepsies. Jazz is moving with momentum and urgency to advance practice-changing medicines that deliver meaningful benefit for patients and durable value for shareholders."

Recent Key Highlights

•Achieved total revenues of $1.2 billion in 3Q26, reflecting 10% year-over-year (YoY) growth.
•Received U.S. Food and Drug Administration (FDA) approval and rapidly launched Ziihera-based combinations in first-line (1L) gastroesophageal adenocarcinoma (GEA).
•Presented final analysis from the HERIZON-GEA-01 trial at European Society for Medical Oncology Congress 2026 (ESMO), demonstrating sustained survival benefit at three years. Longer follow up of Ziihera plus tislelizumab and chemotherapy showed an improved overall survival (OS) hazard ratio of 0.65, further supporting Ziihera-based combinations as standard-of-care.
•Closed acquisition of Actio Biosciences, Inc. (Actio), adding ABS-1230 (JZP6979) to rare epilepsy portfolio.
•Generated $1.3 billion in cash from operations in the first nine months of 2026.
•Raised 2026 total revenue guidance to a range of $4.775 - $4.85 billion.

Business Updates

Xywav (calcium, magnesium, potassium, and sodium oxybates) oral solution:
•Xywav net product sales increased 12% YoY to $483 million in 3Q26.
•Robust new patient growth drove revenue, with approximately 425 net patient adds in 3Q26. There were approximately 17,550 active patients exiting the quarter, comprised of approximately 11,375 narcolepsy patients and approximately 6,175 idiopathic hypersomnia patients.
•Continued physician and patient demand for the differentiated benefits of low-sodium Xywav.

Epidiolex/Epidyolex® (cannabidiol):
•Epidiolex/Epidyolex net product sales decreased 2% YoY to $295 million in 3Q26. The 3Q26 growth rate was negatively affected by lower U.S. gross-to-net deductions in 3Q25 and lower levels of inventory build in 3Q26 due to wholesaler buying patterns.
•The PDUFA target action date for our New Drug Application (NDA) for the oral cannabidiol capsule formulation is April 16, 2027.

Ziihera (zanidatamab-hrii):
•Ziihera net product sales were $21 million in 3Q26.
•Ziihera received FDA approval on August 25, 2026, and was launched promptly for the first-line treatment of adult patients with HER2-positive (HER2+) unresectable locally advanced or metastatic GEA.
•Promising early demand from first full month of 1L GEA launch with ~40% increase in average demand vials per selling day and a threefold increase in new ordering accounts, 80% of which are community based.
•Positive results from the second and final OS analysis for the HERIZON-GEA-01 trial were presented at ESMO. Mature HERIZON-GEA-01 results showed Ziihera plus chemotherapy delivered statistically significant and clinically meaningful OS benefit. Nearly 40% of patients were alive at three years with Ziihera plus tislelizumab and chemotherapy, irrespective of PD-L1 status, achieving a median OS of 27 months.
•NCCN Clinical Practice Guidelines in Oncology® (NCCN Guidelines®) for Gastric Cancer, and Esophageal and Esophagogastric Junction Cancers, were updated to include Ziihera (zanidatamab-hrii) in combination with chemotherapy, with and without Tevimbra® (tislelizumab-jsgr), as a preferred regimen for first-line treatment of adult patients with HER2+ unresectable locally advanced or metastatic GEA.

Modeyso™ (dordaviprone):
•Modeyso net product sales were $61 million in 3Q26 with approximately 725 patients having received Modeyso from product launch in August 2025 through the end of 3Q26.
•The company anticipates the OS interim analysis for the event-driven Phase 3 ACTION trial in 1H27, based on the current pace of event accrual.

Zepzelca® (lurbinectedin):
•Zepzelca net product sales increased 32% YoY to $104 million in 3Q26, driven by continued uptake of the Zepzelca and atezolizumab combination in the 1L maintenance extensive-stage small-cell lung cancer setting, partially offset by a decline in second-line use.
•On September 30, 2026, the FDA approved the label supplement removing the second-line indication.

Actio Acquisition:
•Completed the Actio acquisition in September 2026, adding ABS-1230 (JZP6979) to rare epilepsy portfolio.
•Potential first-in-class precision therapy for KCNT1-related epilepsy which has demonstrated meaningful seizure reductions in an early clinical proof-of-concept trial in children with KCNT1 epilepsy.
•Currently being evaluated in the ongoing Phase 1b/2a KYRON trial designed to serve as a registrational study to support an NDA submission in the U.S.
•Expect to present initial patient data at a medical meeting in 4Q26.

Capital Structure
In the third quarter of 2026, the company completed a private placement of $1.25 billion aggregate principal amount of 1.875% exchangeable senior notes due 2032 (2032 notes). Concurrent with this transaction, the company repurchased $225 million of its ordinary shares. The company paid for the repurchases with existing cash on hand, and the share repurchases were effected under, and completely exhausted, the company’s share repurchase program announced in July 2024. In October 2026, the board of directors approved a new share repurchase program with no expiration date pursuant to which the company may repurchase its ordinary shares for up to an aggregate purchase price of $500 million, exclusive of any brokerage commissions.
Additionally, in the third quarter, the company amended and extended the company's Term Loan B, reducing the applicable margin by 50 basis points and extending the maturity by five years to May 2033, which is expected to generate cash interest savings and maintain cash reserves.

Financial Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Total revenues	$1,243.0	$1,126.1	$3,520.2	$3,069.6
GAAP net income (loss)	$(483.4)	$251.4	$2.5	$(559.6)
Non-GAAP adjusted net income (loss)	$(250.8)	$500.7	$565.1	$101.0
GAAP earnings (loss) per share	$(7.48)	$4.08	$0.04	$(9.18)
Non-GAAP adjusted earnings (loss) per share	$(3.88)	$8.13	$8.23	$1.63
GAAP net loss and non-GAAP adjusted net loss in 3Q26 included acquired in-process research and development (IPR&D) expense of $754 million representing the value allocated to ABS-1230 (JZP6979) in the Actio acquisition, which impacted our results by $11.32 per share and $11.03 per share on a GAAP and non-GAAP adjusted basis, respectively.
Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Total Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Xywav	$482.8	$431.4	$1,362.2	$1,191.5
Xyrem	31.2	35.7	92.9	108.3
Sleep	514.0	467.1	1,455.1	1,299.8
Epidiolex/Epidyolex	295.4	302.6	837.3	772.0
Epilepsy	295.4	302.6	837.3	772.0
Zepzelca	104.4	79.3	311.2	216.8
Rylaze/Enrylaze	106.3	99.9	309.5	294.8
Defitelio/defibrotide	60.7	51.7	170.1	140.5
Modeyso	61.1	11.0	150.7	11.5
Vyxeos	34.0	37.6	92.0	112.0
Ziihera	20.6	8.3	49.3	16.3
Oncology	387.1	287.8	1,082.8	791.9
Other	—	6.9	2.7	25.7
Product sales, net	1,196.5	1,064.4	3,377.9	2,889.4
High-sodium oxybate AG royalty revenue	38.4	52.9	116.9	155.9
Other royalty and contract revenues	8.1	8.8	25.4	24.3
Total revenues	$1,243.0	$1,126.1	$3,520.2	$3,069.6
Total revenues increased 10% YoY in 3Q26 primarily due to higher Xywav, Zepzelca and Ziihera net product sales and the inclusion of Modeyso net product sales, following FDA approval in August 2025.

Operating Expenses and Income Tax Expense (Benefit)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except percentages)	2026	2025	2026	2025
GAAP:
Cost of product sales	$110.6	$128.9	$361.1	$349.8
Gross margin on total revenues	91.1%	88.6%	89.7%	88.6%
Selling, general and administrative	$407.9	$530.6	$1,149.8	$1,403.0
% of total revenues	32.8%	47.1%	32.7%	45.7%
Research and development	$211.9	$198.2	$615.4	$568.8
% of total revenues	17.0%	17.6%	17.5%	18.5%
Acquired in-process research and development	$754.2	$42.5	$831.2	$947.9
Gain on sale of priority review voucher	$—	$—	$(122.8)	$—
Income tax expense (benefit)	$24.5	$(242.4)	$48.7	$(277.4)
Effective tax rate	(5.3)%	N/A(1)	94.9%	33.2%
_________________________
1.Not a meaningful metric due to minimal profit before tax in this period.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except percentages)	2026	2025	2026	2025
Non-GAAP adjusted:
Cost of product sales	$105.1	$83.2	$290.2	$229.2
Gross margin on total revenues	91.5%	92.6%	91.8%	92.5%
Selling, general and administrative	$328.0	$460.1	$979.7	$1,242.7
% of total revenues	26.4%	40.9%	27.8%	40.5%
Research and development	$188.9	$169.9	$546.1	$496.7
% of total revenues	15.2%	15.1%	15.5%	16.2%
Acquired in-process research and development	$754.2	$42.5	$831.2	$947.9
Income tax expense (benefit)	$72.1	$(178.8)	$187.7	$(100.1)
Effective tax rate	(40.3)%	(55.5)%	24.9%	N/A(1)
_________________________
1.Not a meaningful metric due to minimal profit before tax in this period.

Changes in operating expenses and income tax expense (benefit) in 3Q26 over the prior year period are primarily due to the following:
•Cost of product sales, on a GAAP basis, decreased in 3Q26, primarily due to the full recognition of the inventory fair value step-up in the second quarter of 2026, partially offset by higher royalty expenses, driven by higher revenues of Modeyso and Zepzelca. Cost of product sales, on a non-GAAP adjusted basis, increased in 3Q26, primarily due to the higher royalty expenses.
•Selling, general and administrative (SG&A) expenses, on a GAAP and non-GAAP adjusted basis, decreased in 3Q26, primarily due to litigation settlements of $152 million in 3Q25, partially offset, on a GAAP basis, by restructuring expenses of $34 million included in 3Q26.
•Research and development (R&D) expenses, on a GAAP and non-GAAP adjusted basis, increased in 3Q26, reflecting continued investment in our pipeline portfolio and evidence generation.
•Acquired IPR&D of $754 million, on a GAAP and non-GAAP adjusted basis, in 3Q26, represents the value allocated to ABS-1230 (JZP6979) in the Actio acquisition.
•We recognized an income tax expense, on a GAAP and non-GAAP adjusted basis, in 3Q26 compared to an income tax benefit in 3Q25, which included a benefit of $206 million on recognition of certain U.S. federal and state deferred tax assets acquired through our acquisition of Chimerix.

Cash Flow and Balance Sheet
As of September 30, 2026, cash, cash equivalents and investments were $2.9 billion, and the outstanding principal balance of the company’s long-term debt was $5.6 billion. In addition, the company had undrawn borrowing capacity under a revolving credit facility of $885 million. For the nine months ended September 30, 2026, the company generated $1.3 billion of cash from operations reflecting strong business performance and continued financial discipline.

2026 Financial Guidance
Jazz Pharmaceuticals has updated its full-year financial guidance, as shown in the table below, including raising its full-year 2026 revenue guidance, increasing its GAAP SG&A expense guidance to include restructuring expenses, and updating its effective tax rate guidance range to reflect the impact of the acquired IPR&D expense associated with the Actio acquisition.

Guidance provided as of
(In millions)	November 2, 2026	August 3, 2026
Total Revenues	$4,775 - $4,850	$4,600 - $4,750

GAAP:

(In millions, except percentages)	November 2, 2026	August 3, 2026
Gross margin %	89% - 90%	89% - 90%
SG&A expenses	$1,544 - $1,597	$1,506 - $1,556
R&D expenses	$819 - $876	$818 - $873
Effective tax rate	20% - 30%	0% - 10%
Weighted-average diluted shares outstanding	69 - 70	69 - 70

Non-GAAP adjusted:

(In millions, except percentages)	November 2, 2026	August 3, 2026
Gross margin %	90.5% - 91.5%[1]	90% - 91%
SG&A expenses	$1,330 - $1,370[1]	$1,330 - $1,370
R&D expenses	$725 - $775[1]	$725 - $775
Effective tax rate	19.5% - 21.5%[1]	11.5% - 13.5%
Weighted-average diluted shares outstanding	69 - 70	69 - 70
___________________________
1.See "Non-GAAP Financial Measures" below. Reconciliations of non-GAAP adjusted guidance measures are included in the table titled "Reconciliation of 2026 GAAP to Non-GAAP Guidance Measures."

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. ET to provide a business and financial update and discuss its 2026 third quarter results.

Interested parties may register for the call here or via the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com. To ensure a timely connection, it is recommended that participants register at least 15 minutes prior to the scheduled webcast.

A replay of the webcast will be available via the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals
Jazz Pharmaceuticals plc (NASDAQ: JAZZ) is a global biopharma company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing life-changing medicines for people with rare disease — often with limited or no therapeutic options. We have a diverse portfolio of medicines, including leading therapies addressing epilepsies, cancers and sleep disorders. Our patient-focused and science-driven approach powers pioneering research and development advancements across our robust pipeline of innovative therapeutics. Jazz is headquartered in Dublin, Ireland with research and development laboratories, manufacturing facilities and employees in multiple countries committed to serving patients worldwide. Please visit www.jazzpharmaceuticals.com for more information.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release that exclude certain items that are included in the most directly comparable GAAP financial measures, as detailed in the accompanying tables. The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts and that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare the company’s results from period to period, to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles in the reconciliation tables that follow. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Cautionary Note Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to: the company’s growth prospects and future financial and operating results, including the company’s 2026 financial guidance and the company’s expectations related thereto, including with respect to anticipated catalysts; the company’s advancement of pipeline programs and the timing of development activities, regulatory activities, approvals, and submissions related thereto; the prospective benefits of the company’s acquisition of Actio and the potential of ABS-1230 (now JZP6979) for the treatment of KCNT1-related epilepsy; the company’s expectations with respect to its regulatory submissions, including its NDA for a cannabidiol oral capsule formulation for potential use in existing approved Epidiolex/Epidyolex formulations and its NDA for JZP6979 in KCNT1-related epilepsy; and the company’s development, regulatory and commercialization strategy, including the company’s expectation of portfolio expansion through business development and its research and development engine; the company’s expectations with respect to its products and product candidates and the potential of the company’s products and product candidates and the potential regulatory path related thereto; the company’s capital allocation and corporate development strategy; the commercial potential of the company's products; the company’s views and expectations relating to its patent portfolio; and other statements that are not historical facts. These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.

Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of, and revenue from, Xywav, Epidiolex/Epidyolex, Ziihera, Modeyso, Zepzelca and other lead marketed products; effectively launching and commercializing the company’s other products and product candidates; the successful completion of development and regulatory activities with respect to the company’s product candidates; obtaining and maintaining adequate coverage and reimbursement for the company’s products; the time-consuming and uncertain regulatory approval process; the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; global economic, financial, and healthcare system disruptions; protecting and enhancing the company’s intellectual property rights and the company’s commercial success being dependent upon the company obtaining, maintaining and defending intellectual property protection and exclusivity for its products and product candidates; delays or problems in the supply or manufacture of the company’s products and product candidates; the company’s ability to realize the anticipated benefits from its acquisition of Actio; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations, legal proceedings and other actions; identifying and consummating corporate development transactions, financing these transactions and successfully integrating acquired products, product candidates and businesses; the company’s ability to realize the anticipated benefits of its collaborations and license agreements with third parties; the sufficiency of the company’s cash flows and capital resources; the company’s ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; the company’s ability to meet its projected long-term goals and objectives, in the time periods that the company anticipates, or at all, and the inherent uncertainty and significant judgments and assumptions underlying the company’s long-term goals and objectives; fluctuations in the market price and trading volume of the company's ordinary shares; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in the company’s Securities and Exchange Commission filings and reports, including the company's Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and future filings and reports by the company. Other risks and uncertainties of which the company is not currently aware may also affect the company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Product sales, net	$1,196.5	$1,064.4	$3,377.9	$2,889.4
Royalties and contract revenues	46.5	61.7	142.3	180.2
Total revenues	1,243.0	1,126.1	3,520.2	3,069.6
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies)	110.6	128.9	361.1	349.8
Selling, general and administrative	407.9	530.6	1,149.8	1,403.0
Research and development	211.9	198.2	615.4	568.8
Intangible asset amortization	171.8	168.4	514.1	484.9
Acquired in-process research and development	754.2	42.5	831.2	947.9
Gain on sale of priority review voucher	—	—	(122.8)	—
Total operating expenses	1,656.4	1,068.6	3,348.8	3,754.4
Income (loss) from operations	(413.4)	57.5	171.4	(684.8)
Interest expense, net	(45.5)	(48.6)	(122.5)	(149.7)
Foreign exchange gain (loss)	—	0.1	2.4	(1.9)
Income (loss) before income tax expense (benefit) and equity in loss of investees	(458.9)	9.0	51.3	(836.4)
Income tax expense (benefit)	24.5	(242.4)	48.7	(277.4)
Equity in loss of investees	—	—	0.1	0.6
Net income (loss)	$(483.4)	$251.4	$2.5	$(559.6)

Net income (loss) per ordinary share:
Basic	$(7.48)	$4.14	$0.04	$(9.18)
Diluted	$(7.48)	$4.08	$0.04	$(9.18)
Weighted-average ordinary shares used in per share calculations - basic	64.7	60.7	63.3	61.0
Weighted-average ordinary shares used in per share calculations - diluted	64.7	61.6	68.6	61.0

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,036.4	$1,391.9
Investments	820.0	1,050.0
Accounts receivable, net of allowances	873.7	830.7
Inventories	454.0	417.0
Prepaid expenses	170.9	152.5
Other current assets	258.4	323.9
Total current assets	4,613.4	4,166.0
Property, plant and equipment, net	224.8	199.9
Operating lease assets	67.2	58.9
Intangible assets, net	4,173.7	4,429.5
Goodwill	1,802.8	1,829.3
Deferred tax assets, net	998.7	869.1
Deferred financing costs	6.1	7.6
Other non-current assets	111.0	99.0
Total assets	$11,997.7	$11,659.3
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$380.3	$122.1
Accrued liabilities	1,076.4	1,034.2
Current portion of long-term debt	1,017.3	1,029.9
Income taxes payable	59.2	56.3
Total current liabilities	2,533.2	2,242.5
Long-term debt, less current portion	4,552.1	4,328.4
Operating lease liabilities, less current portion	60.7	50.9
Deferred tax liabilities, net	506.1	594.5
Other non-current liabilities	153.8	124.4
Total shareholders’ equity	4,191.8	4,318.6
Total liabilities and shareholders’ equity	$11,997.7	$11,659.3

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Net cash provided by operating activities	$1,330.0	$993.3
Net cash used in investing activities	(605.8)	(1,137.8)
Net cash used in financing activities	(79.3)	(948.8)
Effect of exchange rates on cash and cash equivalents	(0.4)	6.5
Net increase (decrease) in cash and cash equivalents	$644.5	$(1,086.8)

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	Net Loss	Diluted Loss Per Share (LPS)	Net Income	Diluted Earnings Per Share (EPS)	Net Income	Diluted EPS	Net Income (Loss)	Diluted EPS / (LPS)
GAAP reported	$(483.4)	$(7.48)	$251.4	$4.08	$2.5	$0.04	$(559.6)	$(9.18)
Intangible asset amortization	171.8	2.66	168.4	2.73	514.1	7.49	484.9	7.83
Share-based compensation expense	73.8	1.14	88.1	1.43	221.6	3.23	220.3	3.56
Acquisition accounting inventory fair value step-up	—	—	40.4	0.66	54.1	0.79	107.3	1.73
Restructuring and other costs	34.2	0.53	—	—	34.2	0.50	—	—
Gain on sale of PRV	—	—	—	—	(122.8)	(1.79)	—	—
Integration related expenses[1]	0.4	0.01	16.0	0.26	0.4	0.01	25.4	0.41
Income tax effect of above adjustments	(47.6)	(0.74)	(63.6)	(1.03)	(139.0)	(2.04)	(177.3)	(2.86)
Effect of potentially dilutive ordinary shares on non-GAAP adjusted EPS	—	—	—	—	—	—	—	0.14
Non-GAAP adjusted	$(250.8)	$(3.88)	$500.7	$8.13	$565.1	$8.23	$101.0	$1.63

Weighted-average ordinary shares used in diluted per share calculations - GAAP	64.7		61.6		68.6		61.0
Dilutive effect of employee equity incentive and purchase plans	—		—		—		0.9
Weighted-average ordinary shares used in diluted per share calculations - GAAP and non-GAAP	64.7		61.6		68.6		61.9
________________________________________________
1.Integration related expenses with respect to the Actio acquisition and the Chimerix acquisition.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION - CERTAIN LINE ITEMS
(In millions, except percentages)
(Unaudited)

	Three months ended September 30, 2026
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax expense	Effective tax rate
GAAP Reported	$110.6	91.1%	$407.9	$211.9	$171.8	$754.2	$45.5	$24.5	(5.3)%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(171.8)	—	—	—	—
Share-based compensation expense	(5.5)	0.4	(45.4)	(22.9)	—	—	—	—	—
Restructuring and other costs	—	—	(34.2)	—	—	—	—	—	—
Integration related expenses	—	—	(0.3)	(0.1)	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	47.6	(35.0)
Total of non-GAAP adjustments	(5.5)	0.4	(79.9)	(23.0)	(171.8)	—	—	47.6	(35.0)
Non-GAAP Adjusted	$105.1	91.5%	$328.0	$188.9	$—	$754.2	$45.5	$72.1	(40.3)%

	Three months ended September 30, 2025
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax benefit	Effective tax rate
GAAP Reported	$128.9	88.6%	$530.6	$198.2	$168.4	$42.5	$48.6	$(242.4)	N/A(1)
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(168.4)	—	—	—	—
Share-based compensation expense	(5.0)	0.4	(61.3)	(21.8)	—	—	—	—	—
Integration related expenses	(0.3)	—	(9.2)	(6.5)	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(40.4)	3.6	—	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	63.6	N/A(1)
Total of non-GAAP adjustments	(45.7)	4.0	(70.5)	(28.3)	(168.4)	—	—	63.6	N/A(1)
Non-GAAP Adjusted	$83.2	92.6%	$460.1	$169.9	$—	$42.5	$48.6	$(178.8)	(55.5)%
_________________________
1.Not a meaningful metric due to minimal GAAP profit before tax in this period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION - CERTAIN LINE ITEMS
(In millions, except percentages)
(Unaudited)

	Nine months ended September 30, 2026
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Gain on sale of PRV	Acquired IPR&D	Interest expense, net	Income tax expense	Effective tax rate
GAAP Reported	$361.1	89.7%	$1,149.8	$615.4	$514.1	$(122.8)	$831.2	$122.5	$48.7	94.9%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(514.1)	—	—	—	—	—
Share-based compensation expense	(16.8)	0.5	(135.6)	(69.2)	—	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(54.1)	1.6	—	—	—	—	—	—	—	—
Restructuring and other costs	—	—	(34.2)	—	—		—	—	—	—
Integration related expenses	—	—	(0.3)	(0.1)	—	—	—	—	—	—
Gain on sale of PRV	—	—	—	—	—	122.8	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	—	139.0	(70.0)
Total of non-GAAP adjustments	(70.9)	2.1	(170.1)	(69.3)	(514.1)	122.8	—	—	139.0	(70.0)
Non-GAAP Adjusted	$290.2	91.8%	$979.7	$546.1	$—	$—	$831.2	$122.5	$187.7	24.9%

	Nine months ended September 30, 2025
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax benefit	Effective tax rate
GAAP Reported	$349.8	88.6%	$1,403.0	$568.8	$484.9	$947.9	$149.7	$(277.4)	33.2%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(484.9)	—	—	—	—
Share-based compensation expense	(13.0)	0.4	(144.0)	(63.3)	—	—	—	—	—
Integration related expenses	(0.3)	—	(16.3)	(8.8)	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(107.3)	3.5	—	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	177.3	N/A(1)
Total of non-GAAP adjustments	(120.6)	3.9	(160.3)	(72.1)	(484.9)	—	—	177.3	N/A(1)
Non-GAAP Adjusted	$229.2	92.5%	$1,242.7	$496.7	$—	$947.9	$149.7	$(100.1)	N/A(1)
_________________________
1.Not a meaningful metric due to minimal non-GAAP profit before tax in this period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF 2026 GAAP TO NON-GAAP GUIDANCE MEASURES

	Projected Range
(In millions, except percentages)	Low	High
GAAP gross margin on total revenues	89%	90%
Acquisition accounting inventory fair value step-up	1%	1%
Share-based compensation expense	0.5%	0.5%
Non-GAAP gross margin on total revenues	90.5%	91.5%

GAAP SG&A expenses	$1,544	$1,597
Share-based compensation expense	(176)	(186)
Restructuring and other costs	(34)	(34)
Integration related expenses	(4)	(7)
Non-GAAP SG&A expenses	$1,330	$1,370

GAAP R&D expenses	$819	$876
Share-based compensation expense	(93)	(98)
Integration related expenses	(1)	(3)
Non-GAAP R&D expenses	$725	$775

GAAP effective tax rate	20%	30%
Income tax effect of GAAP to non-GAAP reconciling items	(0.5)%	(8.5)%
Non-GAAP effective tax rate	19.5%	21.5%

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